UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GCP Applied Technologies Inc.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Starboard Value and Opportunity Master Fund L LP

Starboard Value and Opportunity S LLC

Starboard Value and Opportunity C LP

Starboard Value R LP

Starboard Value R GP LLC

Starboard Value L LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

Kevin W. Brown

Janet P. Giesselman

Clay h. kiefaber

Marran h. ogilvie

Andrew M. Ross

Linda J. Welty

RobERT H. Yanker

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of stockholders of GCP Applied Technologies Inc., a Delaware corporation (the “Company”).

Item 1: On May 26, 2020, Starboard issued the following press release and delivered the following letter to the shareholders of the Company:

STARBOARD DELIVERS open letter TO GCP SHAREHOLDERS

Extremely Grateful for the Support from Fellow GCP Shareholders and All Three Independent Proxy Voting Advisory Firms for Starboard’s Campaign to Effect Positive Change at GCP

Welcomes the Opportunity to Work Constructively with the Many Talented Executives and Employees at GCP to Drive a Great Outcome for All Constituents and Stakeholders

Urges All Shareholders to Vote for All Eight of Starboard’s Nominees on its WHITE Proxy Card Ahead of the May 28th Annual Meeting

NEW YORK, NY – May 26, 2020 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of GCP Applied Technologies Inc. (“GCP” or the “Company”)(NYSE: GCP), with an ownership interest of approximately 9% of the Company’s outstanding shares, today delivered an open letter to GCP shareholders in connection with the Company’s upcoming Annual Meeting of Shareholders.

The full text of Starboard’s open letter to GCP shareholders follows:

May 26, 2020

Dear Fellow Shareholders,

We are just two days away from the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of GCP Applied Technologies Inc. (“GCP” or the “Company”). As we have previously highlighted, we believe there is a tremendous opportunity to drive operational, strategic, and financial improvements at GCP that will position it to be best-in-class in its industry. In order to achieve this goal, we have nominated a highly qualified slate of director nominees with diverse and relevant experience. We appreciate the strong support we have received thus far and ask all shareholders to support positive change at GCP by voting on our WHITE proxy card to elect an enhanced Board of Directors (the “Board”). With your support, we look forward to representing the best interests of all GCP shareholders and will work tirelessly to drive significant value creation. As one of the largest shareholders of GCP, our interests are directly aligned with yours.

Our goal throughout this campaign has been to (i) focus on why we believe change is needed, (ii) outline our views on what must be done to improve performance, and (iii) demonstrate how our nominees are best positioned to oversee and govern GCP going forward. We are always open to active dialogue, alternative views, and vigorous debate – in our experience this process yields the best outcome for all shareholders. Unfortunately, the Company has taken a different approach using scare tactics and misinformation. Please do not be misled.

We assure our fellow shareholders our intentions are sound. Starboard has a 17-year record of driving positive change inside portfolio companies and our goals and ambitions with GCP are no different. We simply want to see GCP be the best it can be. Our nominees are committed to providing sound independent governance, having an open-mind to all ideas and opportunities, and working constructively with the many talented executives and employees at GCP to drive a great outcome for all constituents – employees, partners, customers, and, of course, shareholders.

We are extremely grateful for the significant support we have received thus far from our fellow shareholders and are also appreciative of the significant validation of our campaign for change at GCP by all three of the independent proxy voting advisory firms, Institutional Shareholder Services Inc. (“ISS”), Glass, Lewis & Co., LLC (“Glass Lewis”), and Egan-Jones Proxy Services (“Egan-Jones”).

ISS recommended that shareholders vote to elect six (6) of Starboard’s nominees on our WHITE proxy card, concluding that “providing the dissident with a majority of seats appears to be necessary to ensure that its nominees will be able to assess potential missteps by the incumbent board and properly oversee a revised turnaround plan.”

Glass Lewis recommended that shareholders vote to change “the entirety of the Board’s current leadership” given GCP’s “long-term underperformance and governance concerns.”

Egan-Jones recommended the election of all eight (8) of Starboard’s nominees on our WHITE proxy card, noting that “we commend the qualifications and track record of the Starboard nominees.”

In the reports published by all three proxy voting advisory firms, there is significant support for change at GCP; there is unanimity around the need to change out the entire leadership structure of the current Board; and there is significant validation of the issues and opportunities we have highlighted at GCP.

With the right Board in place, we truly believe that GCP has the ability to become an industry leader by leveraging its best-in-class assets and executing on a well-thought out and articulated turnaround plan.

We look forward to moving past this election contest and working constructively with members of management and the Board to effect positive change at GCP on behalf of all shareholders.

We remain open and available to speak with any of our fellow shareholders as you make this crucial decision and, again, thank you for your support.

For those of you who have not yet voted, please vote the WHITE proxy card to help us drive much needed change at GCP.

Best Regards,

/s/ Peter A. Feld

Peter A. Feld
Managing Member
Starboard Value LP

VOTE YOUR SHARES TODAY ON THE WHITE PROXY CARD FOR BOARD CHANGE

Since GCP’s Annual Meeting is just two days away and will be held in virtual format, we encourage shareholders to submit proxies online or via telephone. Information related to GCP’s Annual Meeting and instructions on how to vote are included in the materials you have received and available at www.shareholdersforgcp.com.

To vote online, simply access www.proxyvote.com and reference the Control Number on your WHITE proxy card.

If you have questions or need assistance:

Okapi Partners

Shareholders may call toll-free (from the U.S. and Canada): +1 888-785-6673

Banks, Brokers, and International Shareholders: +1 212-297-0720

Email: info@okapipartners.com

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Patrick Sullivan, (212) 845-7947

www.starboardvalue.com

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh

(212) 297-0720

(888) 785-6673 (Toll-Free)

Item 2: On May 26, 2020, the following materials were posted by Starboard to https://shareholdersforgcp.com: